Exhibit 14.2 - Code of Ethics for CEO and Senior Financial Officials

Code of Ethics
For Chief Executive Officer and Senior Financial Officers of
FIRST COMMONWEALTH FINANCIAL CORPORATION and
FIRST COMMONWEALTH BANK

It is the policy of FIRST COMMONWEALTH FINANCIAL CORPORATION that the Chief Executive Officer ("CEO"), Chief Financial Officer ("CFO"), Chief Accounting Officer ("CAO") and Controller of each of FIRST COMMONWEALTH FINANCIAL CORPORATION ("FCFC") and FIRST COMMONWEALTH BANK (the "Subsidiary Bank"), including any direct or indirect material subsidiary of FCFC or the Subsidiary Bank (hereinafter sometimes collectively referred to as the "Corporation") adhere to and advocate the following principles governing their professional and ethical conduct in the fulfillment of their responsibilities:

          1.          Act with honesty and integrity, avoiding actual or apparent conflicts between his or her personal, private interests and the interests of the Corporation, including receiving improper personal benefits as a result of his or her position.

          2.          Perform responsibilities with a view to causing periodic reports filed with the SEC to contain information which is accurate, complete, fair and understandable.

          3.          Comply with laws of federal, state, and local governments applicable to the Corporation, and the rules and regulations of private and public regulatory agencies having jurisdiction over the Corporation.

          4.          Act in good faith, responsibly, with due care, and diligence, without misrepresenting or omitting material facts or allowing independent judgment to be compromised.

          5.          Respect the confidentiality of information acquired in the course of the performance of his or her responsibilities except when authorized or otherwise legally obligated to disclose. Do not use confidential information acquired in the course of the performance of his or her responsibilities for personal advantage.

          6.          Proactively promote ethical behavior among subordinates and peers.

          7.          Use corporate assets and resources employed or entrusted in a responsible manner.

          8.          Do not use corporate information, corporate assets, corporate opportunities or one's position with the Corporation for personal gain as further described in the Corporation's Code of Conduct and Ethics. Do not compete directly or indirectly with the Corporation.

          9.          Comply in all respects with FCFC's Code of Conduct and Ethics and FCFC's Policy on "Securities Trades by Company Personnel".

         10.          Advance the Corporation's legitimate interests when the opportunity arises.

          It is also the Policy of FCFC that each CEO, CFO, CAO and Controller of the Corporation acknowledge and certify to the foregoing annually and file a copy of such certification with each of the Audit Committee and Governance Committee of the Board.

          The Governance Committee shall have the power to monitor, make determinations, and recommend action to the Board with respect to violations of this Policy, except for paragraph 2, with respect to which the Audit Committee shall have such power.

          This Policy shall be subject to Part VIII. "Guidance and Reporting Procedures" of the Code of Conduct and Ethics of FCFC and such Part VIII. is hereby incorporated by reference into this Policy.

Attachment A
Code of Ethics for Chief Executive Officer and Senior Financial Officers
of First Commonwealth Financial Corporation*

ANNUAL CERTIFICATE

In my role as a chief or senior financial executive of [First Commonwealth Financial Corporation ("FCFC")] [_________________ Bank (the "Bank")], I certify that I have adhered to and that I advocate the following principles and responsibilities governing my professional and ethical conduct. To the best of my knowledge and ability:

* I act with honesty and integrity, avoiding actual or apparent conflicts of interest between personal and professional relationships.

* I perform my responsibilities with a view to causing periodic reports filed with the SEC to contain information which is accurate, complete, fair and understandable.

* I comply with laws of federal, state, and local governments applicable to ______________, and the rules and regulations of private and public regulatory agencies which have jurisdiction over [FCFC] [the Bank].

* I act in good faith, responsibly, with due care, without misrepresenting or omitting material facts or allowing my independent judgment to be compromised.

* I respect the confidentiality of information acquired in the course of my work except when authorized or otherwise legally obligated to do otherwise. I do not use confidential information acquired in the course of my work for personal advantage.

* I proactively promote ethical behavior among my subordinates and peers.

* I use corporate assets and resources employed by or entrusted to me in a responsible manner.

* I do not use corporate information, corporate assets, corporate opportunities or my position for personal gain. I do not compete with [FCFC] [the Bank].

* I advance [FCFC's] [the Bank's] legitimate interests when the opportunity to do so arises.

* I comply in all respects with FCFC's Code of Conduct and Ethics and FCFC's Policy on "Securities Trades by Company Personnel".

[Signature]

* "Senior Financial Officers" also includes the CFO, CAO and the Controller of First Commonwealth Bank and/or any other material direct or indirect subsidiary or persons performing similar functions.